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                                                                   EXHIBIT 10.38

April 29, 2005

Jerome S. Tannenbaum, M.D.
M. Stephen Harrison
G. Patrick Maxwell, M.D.
Bucks County Oncoplastic Institute, LLC
Attn: Jerome S. Tannenbaum, M.D., Chief Manager
511 Union Street, Suite 1800
Nashville, Tennessee 37219

         RE: BUCKS COUNTY PURCHASE AND SALE AGREEMENT

Gentlemen:

As you know, MPT Operating Partnership, L.P., MPT of Bucks County Hospital, L.P. (collectively, "MPT"), Bucks County Oncoplastic Institute, LLC (the "Seller"), Jerome S. Tannenbaum, M.D., M. Stephen Harrison and DSI Facility Development LLC are parties to that certain Purchase and Sale Agreement dated March 3, 2005 (the "Purchase Agreement"), relating to the development of a hospital and adjoining medical office building in Bucks County, Pennsylvania (the "Real Property"). Section 2.5 of the Purchase Agreement provides that, as an alternative to a lease arrangement, MPT may, at its option, elect an alternative structure for the transaction. Please let this letter serve as a notice of MPT's election to structure the transaction initially as a ground lease of land and a construction loan and mortgage. A separate MPT finance company will make the construction loan. The land will be ground leased by two different MPT landlords pursuant to two leases, one for the hospital and one for the medical office building. Seller will be the tenant under each lease. Each lease will also include the granting of an option to MPT to acquire the improvements for the loan balance allocable thereto at the end of the construction term.

Jerome S. Tannenbaum, M.D. and M. Stephen Harrison are defined to be "Principals" under the Purchase Agreement. We would like to amend the Purchase Agreement, in its entirety, by adding G. Patrick Maxwell, M.D. as a Principal. Furthermore, Section 6.10 of the Purchase Agreement provides that MPT shall make cash advances to the Seller in amounts up to One Million Six Hundred Thousand and No/100 Dollars ($1,600,000.00) for costs associated with the acquisition and development of the Real Property. We would like to amend
Section 6.10 of the Purchase Agreement by changing said amount from One Million Six Hundred Thousand and No/100 Dollars ($1,600,000.00) to One Million Nine Hundred Eighty-Five Thousand and No/100 Dollars ($1,985,000.00). We would like to further amend Section 6.10 of the Purchase Agreement to provide that Two Hundred Sixty-Two Thousand Five Hundred and No/100 Dollars ($262,500.00) of such cash advance amount may be used to fund the escrow deposit required under the Real Estate Sales Contract (as defined in the Purchase Agreement),
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it being agreed that, from and after the date of such advance to fund said escrow deposit, MPT shall have all rights of Seller with respect to the return and application of such escrow deposit as are provided under the Real Estate Sales Contract and the documentation ancillary thereto. We would like to amend
Section 6.11(d) of the Purchase Agreement to include a maximum liability amount for G. Patrick Maxwell, M.D. of Three Hundred Eighty-Five Thousand and No/Dollars ($385,000.00). We would also like to amend Section 8.2(j) of the Purchase Agreement to include G. Patrick Maxwell, M.D. as a person approved by MPT as a pro-rata personal guarantor of Seller's working capital line of credit, and, such pro-rata guarantee of G. Patrick Maxwell, M.D. shall not exceed 33% of the Seller's working capital line of credit. Finally, we would like to clarify that any advances made pursuant to Section 6.10 of the Purchase Agreement shall bear interest as provided therein from the date of such advance.

Section 8.1 of the Purchase Agreement provides that the Closing shall occur on April 30, 2005. We would like to amend the Purchase Agreement by extending said date from April 30, 2005 to June 30, 2005. Section 9.1 of the Purchase
Agreement provides that the transactions contemplated by the Purchase Agreement may be terminated by the Seller if certain conditions have not been satisfied on or before May 31, 2005 or by MPT if certain conditions have not been satisfied on or before by May 31, 2005. We would like to amend the Purchase Agreement by extending said dates from May 31, 2005 to June 30, 2005.

Please indicate your acceptance of the election described in the first paragraph of this letter and the above-described amendments to the Purchase Agreement by signing a copy of this letter in the space below and returning it to us. Upon our receipt of your executed letter, the Purchase Agreement shall be amended as described above and the parties shall proceed with the alternative structure outlined above. This letter may be executed in multiple counterparts, all of which together shall constitute one instrument.


                                         Sincerely,

                                         MPT OPERATING PARTNERSHIP, L.P.


                                         By: /s/ R. Steven Hamner
                                            -----------------------------------
                                            Its: Director, EVP & COO
                                                 ------------------------------


                                         MPT OF BUCKS COUNTY HOSPITAL, L.P.


                                         By:  MPT OF BUCKS COUNTY HOSPITAL, LLC
                                         Its: GENERAL PARTNER

                                         By:  MPT OPERATING PARTNERSHIP, L.P.
                                         Its: SOLE MEMBER

                                         By: /s/ R. Steven Hamner
                                            -----------------------------------
                                            Its: Director, EVP & COO

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ACCEPTED AND AGREED TO:

BUCKS COUNTY ONCOPLASTIC INSTITUTE, LLC



By: /s/ Jerome S. Tannenbaum, M.D.
    -----------------------------
Name: Jerome S. Tannenbaum, M.D.
Its: Chief Manager
Dated:
       --------------------------

DSI FACILITY DEVELOPMENT, LLC



By: /s/ Jerome S. Tannenbaum, M.D.
    -----------------------------
Name: Jerome S. Tannenbaum, M.D.
Its: Chief Manager
Dated:
       --------------------------




/s/ Jerome S. Tannenbaum, M.D.
---------------------------------
JEROME S. TANNENBAUM, M.D.
Dated:
       --------------------------




/s/ M. Stephen Harrison
-----------------------------
M. STEPHEN HARRISON
Dated:
       --------------------------

The undersigned agrees to the election and amendments set forth in this letter. Upon execution hereof, the undersigned shall become a "Principal" as defined in the Purchase Agreement and agrees to be bound by all provisions of the Purchase Agreement applicable to Principals, including, without limitation, the provisions of Section 11 of the Purchase Agreement.



/s/ G. Patrick Maxwell, M.D.
-----------------------------
G. PATRICK MAXWELL, M.D.
Dated:
       --------------------------